UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 6, 2006
SANTARUS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-50651 (Commission File Number)	33-0734433 (IRS Employer Identification No.)

10590 West Ocean Air Drive, Suite 200, San Diego, CA (Address of Principal Executive Offices)	92130 (Zip Code)
Registrant’s telephone number, including area code: (858) 314-5700

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On January 6, 2006, Santarus, Inc. (the “Company” or “Santarus”) entered into an amendment to the Co-Promotion Agreement, dated October 4, 2004, between the Company and Otsuka America Pharmaceutical, Inc. (“Otsuka America”). Under the terms of the amendment, Otsuka America will expand its non-exclusive co-promotion activities to include Zegerid® Capsules, subject to receipt of regulatory approval.
     Under the original agreement, Otsuka America paid Santarus a $15 million upfront fee for the non-exclusive right to co-promote Zegerid Powder for Oral Suspension in the U.S. and had options to expand its co-promotion activities to Zegerid Capsules and Zegerid Chewable Tablets upon payment of additional milestone fees. In exchange for providing a specified number of first position sales calls, Otsuka received a high single digit royalty on total net sales of Zegerid Powder for Oral Suspension. Otsuka also had an opportunity to negotiate co-promotion rights for certain new products that might be developed by or on behalf of Santarus in the future, including over-the-counter formulations of the Zegerid family of products. The original agreement would have automatically terminated on December 31, 2009, unless terminated earlier under limited specified conditions.
     Under the amended terms, Otsuka America will co-promote Zegerid Capsules in addition to Zegerid Powder for Oral Suspension by providing a specified number of first position sales calls to targeted U.S. physicians and will not be required to make any further milestone payments. Otsuka America will receive a high single digit royalty on total net sales of these products, and Otsuka America will not retain any rights with respect to Zegerid Chewable Tablets.
     Under the amended terms, each party also has the right to terminate the agreement at any time following June 30, 2007, by providing at least 120 days prior written notice, in addition to the other more limited termination rights set forth in the original agreement. The agreement will terminate automatically on December 31, 2009, unless terminated earlier under the specified conditions.
     In addition, the amended terms eliminate the provisions of the original agreement that provided Otsuka America with an opportunity to negotiate co-promotion rights for certain new products that might be developed by or on behalf of the Company in the future, including any over-the-counter formulations of the Zegerid family of products.
     The description of the amended terms above does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1 to Co-Promotion Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Forward-Looking Statements
     Santarus cautions you that statements included in this current report that are not a description of historical facts are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ materially from those set forth in this report due to the risks and uncertainties inherent in the Company’s business, including, without limitation: whether the FDA ultimately approves the pending NDAs for Zegerid Capsules and Zegerid Chewable Tablets for one or more of the desired indications in a timely manner or at all; the Company’s ability to establish market acceptance and demand for the Zegerid family of products; risks related to the co-promotion agreement with Otsuka America, including the success of Otsuka America’s co-promotion activities, Otsuka America’s level of commitment and the potential for termination of the agreement; and other risks detailed in Santarus’ prior public periodic filings with the Securities and Exchange Commission.
     You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to Co-Promotion Agreement, dated as of January 6, 2006, between Santarus, Inc. and Otsuka America Pharmaceutical, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.
Date: January 6, 2006
By:	/s/ Gerald T. Proehl
	Name:	Gerald T. Proehl
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 1 to Co-Promotion Agreement, dated as of January 6, 2006, between Santarus, Inc. and Otsuka America Pharmaceutical, Inc.